Exhibit 99.1

Certification of Chief Executive Officer under
Section 906 of the Sarbanes-Oxley Act of 2002

        I hereby certify that the Annual Report on Form 10-K/A (Amendment No. 1) of O’Sullivan Industries, Inc. for the fiscal year ended June 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of O’Sullivan Industries, Inc.

Date: August 29, 2003	/s/ Richard D. Davidson

Richard D. Davidson
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to O’Sullivan Industries, Inc. and will be retained by O’Sullivan Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.